Exhibit 3.1(f)



                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          STRATEGIC DISTRIBUTION, INC.


            Strategic Distribution, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

            FIRST: Paragraph A of Article Fourth of the Restated Certificate of Incorporation of the Corporation is hereby amended so as to read in its entirety as follows:

            "A.  The total number of shares of all classes of stock
                  which the corporation shall have the authority to issue is Fifty Million Five Hundred Thousand Shares, consisting of Fifty Million shares of a par value of Ten Cents ($.10) each, designated as Common Stock, and Five Hundred Thousand shares of a par value of Ten Cents ($.10) each, designated as Preferred Stock."


            SECOND: In accordance with the provisions of Section 242 and Section 228 of the General Corporation Law of the State of Delaware, the foregoing amendment to the Restated Certificate of Incorporation has been duly adopted by the holders of a majority of the issued and outstanding stock of the Corporation acting by written consent in lieu of a meeting and notice of such action has been given to those stockholders who have not consented in writing.

            IN WITNESS WHEREOF, Strategic Distribution, Inc. has caused this Certificate to be signed by its President and attested by its Secretary this 8th day of April, 1996, pursuant to Section 103(a) of the General Corporation Law of the State of Delaware.

                                    STRATEGIC DISTRIBUTION, INC.



                                    By:/s/ Theodore R. Rieple
                                    ---------------------------------
                                       Theodore R. Rieple, President



ATTEST:


By:/s/ Catherine B. James
- --------------------------------
   Catherine B. James, Secretary